                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.
____________________________________________________________________________

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported) October 31, 1997

                            CEC PROPERTIES, INC.
____________________________________________________________________________
          [Exact Name of Registrant as specified in its Charter]



Delaware                            0-188                         13-1919940
--------                            -----                         ----------
[state or other              [Commission File No.]             [IRS Employer
jurisdiction of                                          Identification No.]
Incorporation]



          1500 W. Balboa, Suite 201, Newport Beach, California 92663
____________________________________________________________________________
           [Address of principal executive offices; Zip Code]



Registrant's Telephone No., including Area Code:   (714) 673-2282

____________________________________________________________________________
               Former address, if changed since last report

                             Page 1 of 3 Pages

Item 2.   Acquisition or Disposition of Assets.
-----------------------------------------------

   On October 31, 1997, Registrant acquired all of the outstanding shares of Classic Golf Management, Inc., a Georgia corporation, privately owned by Milton Abell, an unrelated party. The acquired entity manages three golf courses in Georgia. Registrant paid $103,250 cash down and delivered 29,500 of its shares of common stock. Additionally, subject to certain conditions, Registrant agreed to pay an additional $14,750 and deliver an additional 14,750 shares of its common stock on the 13th and 24th anniversary months. The number of shares and cash to be delivered is subject to reduction depending on future revenues. Similarly, Registrant has agreed to provide additional cash to make up any differential between the public price of Registrant's common stock and $3.00 per share at the 24th anniversary month.

   Additionally, on October 31, 1997, Registrant acquired three proprietorships owned by Milton Abell known as Classic Golf Shops (operator of golf apparel and accessory shops located adjacent to the Classic managed golf courses) Golf 101 (golf teaching facilities and programs) and Hydroturf (a golf greens maintenance entity) in exchange for $31,750 cash and 20,500 shares of Registrant's common stock delivered at the closing with $10,250 cash and 10,250 shares of common stock to be delivered on the 13th and 25th anniversary months. The same contingency and guaranty applies to the future delivery in this transaction as applied in the Classic transaction referenced hereinabove.

   Funds necessary for the transactions came from Registrant's general working capital except that $59,000 of such funds was loaned to Registrant by its president, Paul Balalis, repayable in one year plus 10% interest.

   Additionally, Milton Abell, class "A" golf professional, teaching pro and respected agronomist, entered into a five year employment contract pursuant to which he agreed to continue to manage the acquired entities.

   Paul Balalis, president of Registrant personally guaranteed the hereinabove referenced future cash payments to Mr. Abell.

Item 7.   Financial Statements and Exhibits.
--------------------------------------------

   (a)(b) Financial statements of the businesses the acquired will be filed within 60 days after the date of this Report.

   (c)   Exhibits

      (2) Stock Purchase Agreement as to acquisition of Classic Golf Management, Inc., marked Exhibit 2A.

   Asset Purchase Agreement as to certain related assets, marked Exhibit 2B.

                                 SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned heretunto duly authorized.

                                        CEC PROPERTIES, INC.



Dated: November 10, 1997            By:/s/ Paul Balalis
                                       ------------------------
                                       Paul Balalis, President


                                      3